Exhibit 99.1

[Logo of Concord]

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contacts:

Melinda D. Mercurio

Corporate Communications

302.791.8109

mmercurio@concordefs.com

Edward Winnick

Investor Relations

302.791.8484

ewinnick@concordefs.com

Merger with First Data Approved by Concord Shareholders

Memphis, TN – October 28, 2003 – Concord EFS, Inc. (NYSE: CE) announced today that its shareholders approved a proposal to adopt the merger agreement between Concord and First Data Corporation. Concord’s shareholders approved the proposal at a special meeting of shareholders held October 28, 2003 in Memphis, Tennessee. Approximately 63.3% of the total outstanding shares, or approximately 98.5% of the votes cast at the special meeting, were cast in favor of the proposal.

On April 2, 2003, Concord and First Data announced that the two companies had entered into a definitive agreement to merge in an all-stock transaction valued at approximately $7 billion. For six months both companies worked cooperatively with the Department of Justice (DOJ) seeking clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Notwithstanding these efforts, on October 23, 2003 the DOJ filed a civil antitrust lawsuit to block the proposed merger. Consummation of the merger remains subject to such litigation.

About Concord EFS, Inc.

Concord EFS, Inc., a vertically integrated electronic transaction processor, provides the technology and network systems that make payments and other financial transactions faster, more efficient, and more secure than paper-based alternatives. Concord acquires, routes, authorizes, captures, and settles virtually all types of electronic payment and deposit access transactions for financial institutions and merchants nationwide. Concord’s primary activities include Network Services, which provides automated teller machine (ATM) processing, debit card processing, deposit risk management, and STARsm network access principally for financial institutions; and Payment Services, which provides point of sale processing, settlement, and related services, with specialized systems focusing on supermarkets, major retailers, gas stations, convenience stores, restaurants, and trucking companies.

Notice to Investors, Prospective Investors and the Investment Community:

Cautionary Information Regarding Forward-Looking Statements

This release may contain or incorporate by reference forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management’s expectations, estimates, and assumptions, based on information available at the time of the statement or, with respect to any document incorporated by reference, available at the time that such document was prepared. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “likely,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements.

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Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) the failure to successfully execute our corporate consolidation plans, (ii) the loss of key personnel or inability to attract additional qualified personnel, (iii) the loss of key customers or renewal of customer contracts on less favorable terms, (iv) increasing competition and its effect on our margins, (v) changes in card association rules and practices, (vi) the inability to remain current with rapid technological change, (vii) risks related to acquisitions, (viii) the imposition of additional state taxes, (ix) continued consolidation in the banking and retail industries, (x) business cycles and the credit risk of our merchant customers, (xi) the outcome of litigation involving VISA and MasterCard, (xii) utility and system interruptions or processing errors, (xiii) information theft, (xiv) susceptibility to merchant fraud and credit and fraud risk of entities we sponsor into networks, (xv) changes in card association fees or products, (xvi) automated teller machine market saturation or restrictions on surcharging, (xvii) rules and regulations governing financial institutions and other networks and changes in such rules and regulations, (xviii) the timing and extent of changes in interest rates, (xix) volatility of the price of our common stock, (xx) litigation risks, and (xxi) the receipt of regulatory approvals required for the planned merger with First Data Corporation, as well as the timing of the anticipated completion and possible conditions of the planned merger and their consequences.

Concord undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time. See the cautionary statements included as Exhibit 99.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 as filed on August 11, 2003 for a more detailed discussion of certain of the factors that could cause our actual results to differ materially from those included in the forward-looking statements.

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